LP Reports Fourth Quarter and Year End 2017 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the fourth quarter and year ended December 31, 2017, which included the following:

•	Total net sales for the fourth quarter of $711 million, 29 percent higher than the year ago quarter. Total net sales for the year were $2.7 billion, 22 percent higher than the previous year.

•	Income from continuing operations for the fourth quarter was $131 million ($0.89 per diluted share) and income of $391 million ($2.67 per diluted share) for the year.

•	Non-GAAP adjusted income from continuing operations was $107 million ($0.73 per diluted share) for the fourth quarter and income of $341 million ($2.33 per diluted share) for the year.

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Adjusted EBITDA from continuing operations for the fourth quarter was $199 million compared to $85 million in the fourth quarter of 2016. For the year, Adjusted EBITDA from continuing operations was $667 million compared to $346 million the previous year.

“2017 was a strong year for LP, with double-digit growth across all of our business segments," said Brad Southern, LP Chief Executive Officer. "Our consistent performance enabled investment in growth initiatives, including $150 million into our existing plants and new capacity, and the reinstatement of our quarterly dividend. We finished the year with a robust balance sheet and made continued progress on our goal of transforming LP into a leading building solutions company. We enter 2018 with strong momentum, and stand well-positioned to drive shareholder value.”

FOURTH QUARTER RESULTS

For the quarter ended December 31, 2017, LP reported net sales of $711 million, up from $550 million in the fourth quarter of 2016. For the fourth quarter, the company reported operating income of $155 million as compared to income of $56 million in 2016. For the fourth quarter of 2017, LP reported income from continuing operations of $131 million, or $0.89 per diluted share, compared to $43 million, or $0.29 per diluted share, for the fourth quarter of 2016. Adjusted EBITDA from continuing operations for the fourth quarter of 2017 was $199 million compared to $85 million in the fourth quarter of 2016.

YEAR END RESULTS

For the year ended December 31, 2017, LP reported net sales of $2.7 billion. For the year ended 2017, the company reported operating income of $523 million compared to $204 million in 2016. For 2017, LP reported an income from continuing operations of $391 million, or $2.67 per diluted share, compared to income of $150 million, or $1.03 per diluted share, for 2016. Adjusted EBITDA from continuing operations for 2017 was $667 million compared to $346 million for 2016.

SIDING SEGMENT

The Siding segment consists of LP SmartSide® trim and siding, LP CanExel® prefinished siding, as well as LP Outdoor Building Solutions® innovative products for premium outdoor buildings. The Siding segment reported net sales of $213 million in the fourth quarter of 2017 compared to $169 million of net sales in the fourth quarter of 2016. For the fourth quarter of 2017, the Siding segment reported operating income of $45 million compared to $22 million in the fourth quarter of 2016. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was $53 million compared to $29 million in the fourth quarter of 2016. The increase in OSB sales prices sold in this segment accounted for approximately $3 million of the increase in both operating results and adjusted EBITDA from continuing operations.

For the full year, Siding reported sales of $884 million, up 18 percent from the prior year, and had operating income of $187 million compared to $126 million in 2016. Adjusted EBITDA from continuing operations for 2017 was $219 million compared to $154 million in 2016. The increase in OSB sales price sold in this segment accounted for approximately $14 million of the increase in both operating results and adjusted EBITDA from continuing operations.

ORIENTED STRAND BOARD (OSB) SEGMENT

The OSB segment manufactures and distributes OSB structural panel products including LP OSB, LP TechShield® radiant barrier, LP TopNotch® sub-flooring, LP Legacy® super tough, moisture-resistant sub-flooring and LP FlameBlock® fire-rated sheathing. The OSB segment reported net sales for the fourth quarter of 2017 of $358 million, up 30% compared to $276 million of net sales in the fourth quarter of 2016. For the fourth quarter of 2017, the OSB segment reported operating income of $136 million compared to income of $60 million in the fourth quarter of 2016. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was $153 million compared to $74 million in the fourth quarter of 2016. The increase in selling prices favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $92 million for the quarter as compared to the fourth quarter of 2016.

For the full year, OSB reported sales of $1.3 billion, up 27% from the prior year and had operating income of $426 million compared to income of $186 million in 2016. Adjusted EBITDA for 2017 was $488 million compared to $246 million in 2016. The increase in selling prices favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $293 million for the year as compared to 2016.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of LP SolidStart® I-Joist (IJ), Laminated Veneer Lumber (LVL) and Laminated Strand Lumber (LSL) and other related products. The EWP segment reported net sales in the fourth quarter of 2017 totaling $92 million, up 38% from the year-ago quarter. Operating income increased to $3 million for the fourth quarter of 2017 from a loss of $4 million in the fourth quarter of 2016. For the fourth quarter, the EWP segment showed an increase of $8 million in adjusted EBITDA from continuing operations as compared to the same quarter of 2016.

For the full year, EWP reported sales of $366 million, up 23% from the prior year and an operating income of $15 million in 2017 as compared to a loss of $6 million in 2016. Adjusted EBITDA for 2017 was $31 million compared to $8 million in 2016.

SOUTH AMERICA

The South America segment is comprised of facilities in Chile and Brazil. The segment reported net sales in the fourth quarter of 2017 of $41 million, up 20% from the fourth quarter of 2016. Operating income was $8 million for the fourth quarter of 2017, up from $2 million in the fourth quarter of 2016. For the fourth quarter, LP reported adjusted EBITDA from continuing operations in this segment of $10 million compared to $4 million from the fourth quarter of 2016.

For the full year, South America reported sales of $155 million, up 13% from the prior year and operating income of $24 million compared to operating income of $17 million in 2016. Adjusted EBITDA for 2017 was $33 million compared to $26 million in 2016.

COMPANY OUTLOOK

"Looking ahead, we expect housing demand to remain strong in 2018,” Southern said. “As LP looks to the future for new products, major trends such as urbanization and the continued shortage of skilled labor will influence our decisions. We remain focused on growing our specialty products business and are committed to producing value-added products and solutions that deliver distinct value for our customers, as well as our shareholders.”

About LP

Louisiana-Pacific Corporation is a leading building products solutions company that invents, manufactures and delivers uniquely engineered, innovative building products that are backed by unparalleled service, strong customer support and industry leading warranties. With operations in the U.S., Canada, Chile and Brazil, LP helps builders, contractors, architects, engineers and home owners build smarter, better, faster and more efficiently. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX.  For more information, visit www.lpcorp.com.

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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net sales	$710.6	$550.0	$2,733.9	$2,233.4
Operating costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	465.8	422.8	1,882.0	1,724.0
Depreciation and amortization	32.0	26.8	123.3	112.8
Selling and administrative	45.6	47.8	190.4	183.6
(Gain) loss on sale or impairment of long-lived assets, net	8.6	(9.4)	6.8	(8.4)
Other operating credits and charges, net	3.5	6.0	8.0	17.4
Total operating costs and expenses	555.5	494.0	2,210.5	2,029.4
Income (loss) from operations	155.1	56.0	523.4	204.0

Non-operating income (expense):
Interest expense, net of capitalized interest	(4.5)	(5.8)	(19.3)	(32.1)
Investment income	3.3	1.8	10.5	8.2
Other non-operating items	(2.0)	(3.4)	(4.4)	(15.2)
Total non-operating income (expense)	(3.2)	(7.4)	(13.2)	(39.1)

Income (loss) from continuing operations before income taxes and equity in income of unconsolidated affiliates	151.9	48.6	510.2	164.9
Provision (benefit) for income taxes	21.2	6.7	119.1	19.8
Equity in income of unconsolidated affiliates	—	(0.8)	—	(5.2)
Income (loss) from continuing operations	130.7	42.7	391.1	150.3

Loss from discontinued operations before taxes	(0.3)	(0.8)	(2.0)	(0.8)
Benefit for income taxes	(0.1)	(0.3)	(0.7)	(0.3)
Loss from discontinued operations	(0.2)	(0.5)	(1.3)	(0.5)

Net income (loss)	$130.5	$42.2	$389.8	$149.8

Net income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$0.90	$0.30	$2.71	$1.05
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)
Net income (loss) per share - basic	$0.90	$0.29	$2.70	$1.04
Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$0.89	$0.29	$2.67	$1.03
Loss from discontinued operations	—	—	(0.01)	—
Net income (loss) per share - diluted	$0.89	$0.29	$2.66	$1.03

Weighted average shares of stock outstanding - basic	144.6	143.7	144.4	143.4
Weighted average shares of stock outstanding - diluted	146.6	145.5	146.4	145.3

CONSOLIDATED BALANCE SHEET
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$928.0	$659.3
Receivables, net of allowance for doubtful accounts of $0.9 million and $1.0 million at December 31, 2017 and 2016	142.5	108.3
Inventories	259.1	234.6
Prepaid expenses and other current assets	7.8	6.1
Current portion of notes receivable from asset sales	22.2	—
Total current assets	1,359.6	1,008.3

Timber and timberlands	55.7	53.5

Property, plant and equipment	2,586.1	2,468.4
Accumulated depreciation	(1,660.0)	(1,577.0)
Net property, plant and equipment	926.1	891.4

Goodwill and other intangible assets	26.7	9.7
Notes receivable from asset sales	—	22.2
Investments in and advances to affiliates	7.8	6.2
Restricted cash	13.3	13.2
Other assets	56.8	22.4
Deferred tax asset	2.5	4.3
Total assets	$2,448.5	$2,031.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25.1	$2.6
Accounts payable and accrued liabilities	237.1	191.5
Income taxes payable	4.5	31.3
Current portion of contingency reserves	3.4	3.4
Total current liabilities	270.1	228.8

Long-term debt, excluding current portion	350.8	374.4
Deferred income taxes	33.4	27.7
Contingency reserves, excluding current portion	11.7	12.7
Other long-term liabilities	178.0	191.9

Stockholders’ equity:
Common stock	153.4	153.4
Additional paid-in capital	470.6	478.2
Retained earnings	1,280.1	890.3
Treasury stock	(177.5)	(189.0)
Accumulated comprehensive loss	(122.1)	(137.2)
Total stockholders’ equity	1,604.5	1,195.7
Total liabilities and stockholders’ equity	$2,448.5	$2,031.2

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$130.5	$42.2	$389.8	$149.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32.0	26.8	123.3	112.8
Equity in income (loss) of unconsolidated affiliates, including dividends	0.4	1.2	(0.8)	1.5
Other operating credits and charges, net	3.5	6.0	8.0	17.4
(Gain) loss on sale or impairment of long-lived assets, net	8.6	(9.4)	6.8	(8.4)
Loss on early debt extinguishment	—	4.1	—	17.3
Stock-based compensation related to stock plans	1.7	3.6	9.7	13.0
Exchange (gain) loss on remeasurement	0.5	(1.1)	2.1	(2.0)
Cash settlements of warranty, net of accruals	(1.3)	(2.2)	(6.8)	(13.6)
Pension expense (payments), net of contributions	2.1	2.3	(1.8)	3.7
Non-cash interest expense, net	0.1	2.2	0.4	3.8
Other adjustments, net	0.6	0.2	0.1	(1.1)
Changes in assets and liabilities, net of acquisition:
(Increase) decrease in receivables	26.9	28.1	(35.0)	(8.9)
Increase in inventories	(27.2)	(7.8)	(22.7)	(11.0)
Decrease in prepaid expenses	1.1	2.9	(1.6)	1.0
Increase (decrease) in accounts payable and accrued liabilities	9.7	0.5	22.5	53.8
Increase (decrease) in deferred income taxes	(20.5)	2.4	(20.3)	13.2
Net cash provided by operating activities	168.7	102.0	473.7	342.3
CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant, and equipment additions	(67.9)	(46.1)	(148.6)	(124.8)
Proceeds from asset sales	—	0.2	3.2	0.3
Acquisition of businesses, net of cash acquired	(20.8)	—	(20.8)	—
Receipt of proceeds from notes receivable from asset sales	—	410.0	—	410.0
Payment of long-term deposit	—	—	(32.0)	—
(Increase) decrease in restricted cash under letters of credit	—	1.3	—	1.2
Decrease in restricted cash for redemption of long-term debt	—	93.4	—	—
Other investing activities, net	(0.6)	(0.1)	(0.4)	(0.4)
Net cash provided by (used in) investing activities	(89.3)	458.7	(198.6)	286.3
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings of long-term debt	—	—	—	350.0
Repayment of long-term debt	(0.1)	(459.8)	(2.6)	(742.5)
Payment of debt issuance fees	(0.5)	(0.2)	(0.5)	(5.2)
Taxes paid related to net share settlement of equity awards	(0.6)	(0.3)	(5.9)	(9.2)
Sale of common stock, net of cash payments under equity plans	—	—	(0.4)	(0.1)
Net cash provided (used in) in financing activities	(1.2)	(460.3)	(9.4)	(407.0)
Effect of exchange rate on cash and cash equivalents	1.1	(0.8)	3.0	3.0
Net increase (decrease) in cash and cash equivalents	79.3	99.6	268.7	224.6
Cash and cash equivalents at beginning of year	848.7	559.7	659.3	434.7
Cash and cash equivalents at end of year	$928.0	$659.3	$928.0	$659.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net sales:
Siding	$212.8	$169.0	$884.0	$752.3
OSB	358.2	275.8	1,302.5	1,027.7
Engineered Wood Products	91.5	66.4	365.9	296.9
South America	40.5	33.7	155.3	136.9
Other	7.7	6.6	30.0	26.9
Intersegment sales	(0.1)	(1.5)	(3.8)	(7.3)
	$710.6	$550.0	$2,733.9	$2,233.4
Operating profit (loss):
Siding	$45.3	$22.2	$186.8	$126.1
OSB	136.3	59.5	425.7	186.2
Engineered Wood Products	2.9	(3.8)	14.9	(5.8)
South America	7.9	1.7	24.3	17.0
Other	(0.7)	(0.6)	(3.4)	(1.6)
Other operating credits and charges, net	(3.5)	(6.0)	(8.0)	(17.4)
Gain (loss) on sale or impairment of long-lived assets	(8.6)	9.4	(6.8)	8.4
General corporate and other expenses, net	(24.5)	(25.6)	(110.1)	(103.7)
Interest expense, net of capitalized interest	(4.5)	(5.8)	(19.3)	(32.1)
Investment income	3.3	1.8	10.5	8.2
Other non-operating income (expense)	(2.0)	(3.4)	(4.4)	(15.2)
Income (loss) from continuing operations before taxes	151.9	49.4	510.2	170.1
Provision (benefit) for income taxes	21.2	6.7	119.1	19.8
Income (loss) from continuing operations	$130.7	$42.7	$391.1	$150.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES
The following table sets forth production volumes for the quarters and years ended December 31, 2017 and 2016.

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Oriented strand board, million square feet 3/8" basis	1,086	1,061	4,354	4,323
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	62	43	306	219
Wood-based siding, million square feet 3/8" basis	327	281	1,365	1,282
Engineered I-Joist, million lineal feet(1)	21	17	87	78
Laminated veneer lumber (LVL), thousand cubic feet(1)	2,117	1,491	8,069	6,844
Laminated strand lumber (LSL), thousand cubic feet	862	562	3,275	2,708

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.